UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NLS Pharmaceutics Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Switzerland	Not Applicable
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

Alter Postplatz 2 Stans, Switzerland	CH-6370
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Shares, CHF 0.02 par value per share	The Nasdaq Stock Market LLC

Warrants to purchase Common Shares, CHF 0.02 par value per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A Offering Statement file number to which this form relates: 333-236797

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant's Securities to be Registered.

The description of common shares, par value CHF 0.02 per share (the “Common Shares”) and warrants to purchase Common Shares of NLS Pharmaceutics Ltd. (the “Registrant”), as included under the caption “Description of Share Capital and Governing Documents – Common Shares” and “Description of Share Capital and Governing Documents – Warrants Offered in this Offering,” respectively, in the prospectus forming a part of the Registration Statement on Form F-1, as amended (Registration No. 333-236797) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NLS Pharmaceutics Ltd.

Date: January 28, 2021	By:	/s/ Alexander Zwyer
Name: Alexander Zwyer
Title: Chief Executive Officer